UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011 (May 21, 2011)

FREESCALE SEMICONDUCTOR

HOLDINGS I, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 21, 2011, the members of Freescale Semiconductor Holdings I, Ltd. (the “Company”) acted by written consent in lieu of an annual general meeting to adopt the following resolutions:

1.	To approve a reduction in par value of the Company’s common shares;

2.	To approve and adopt the Company’s amended and restated bye-laws, effective upon the closing of the initial public offering of the Company’s common shares (the “Effective Date”);

3.	To elect the 10 nominees listed below as directors, effective on the Effective Date;

Nominees as Directors:

Richard M. Beyer

Chinh E. Chu

Daniel J. Heneghan

Thomas H. Lister

John W. Marren

J. Daniel McCranie

Paul C. Schorr, IV

Peter Smitham

Gregory L. Summe

Claudius E. Watts IV

4.	To adopt the Company’s 2011 Omnibus Incentive Plan and the Employee Share Purchase Plan;

5.	To approve the existing Freescale Holdings 2006 Management Incentive Plan and the Freescale Semiconductor Holdings 2007 Employee Incentive Plan; and

6.	To appoint KPMG, LLP of Austin, Texas as the Company’s independent auditors until the next annual general meeting.

As of the date of this report, 196,213,429 votes were cast for each of the resolutions (including each director nominee), no votes were cast against the resolutions, withheld or considered broker non-votes and shareholders representing 145,164 votes had yet to respond to the request for consent.

Item 8.01	Other Events.

Effective as of May 26, 2011, the par value of the Company’s common shares will be reduced from $0.0258 per share to $0.01 per share, which will result in an authorized share capital of 1,000 million shares, of which 900 million will be designated common shares par value $0.01 each and 100 million will be designated preference shares par value $0.01 each.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: May 25, 2011

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